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                        SUBORDINATED PROMISSORY NOTE


$1,406,679.59                                                  March 20, 1996
                                                               Chicago, Illinois

         This Subordinated Promissory Note amends and restates that Subordinated Promissory Note dated May 3, 1995 between the parties hereto.

         FOR VALUE RECEIVED, BIOSTAR, INC., a Delaware corporation, with its principal place of business located at 6655 Lookout road, Boulder, Colorado 80301 ("Borrower"), hereby promises to pay to the order of COMDISCO, INC., a Delaware corporation, having its principal place of business at 6111 North River Road, Rosemont, Illinois 60018 ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Four Hundred Six Thousand Six Hundred Seventy-Nine and 59/100 Dollars ($1,406,679.59) (the "Loan"), together with accrued and unpaid interest thereon payable on the dates and in the manner set forth below.

         This Subordinated Promissory Note is the note referred to in, and is executed and delivered in connection with, that certain Subordinated Security Agreement dated as of May 3, 1995 and the Amendment to Subordinated Security Agreement dated as of March 20, 1996, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Security Agreement"). All terms defined in the Security Agreement shall have the same definitions when used herein, unless otherwise defined herein.

         1. LOAN REPAYMENT. The outstanding principal amount of the Loan, together with interest thereon, shall be due and payable in advance on the first day of each month in accordance with the payment schedule set forth below. Payments shall consist of one (1) monthly installment of principal and interest in the amount of $85,450.00 on April 1, 1996; followed by eight (8) equal monthly installments of interest only in the amount of $15,673.87 each, commencing May 1, 1996 and on the first day of each successive month thereafter, to and including December 1, 1996; followed by sixteen (16) equal monthly installments of principal and interest in the amount of $62,267.00 each, commencing January 1, 1997 and on the first day of each successive month thereafter, to and including April 1, 1998; followed by one (1) final installment of deferred principal and interest thereon in the amount of $535,236.00 on May 1, 1998.

         2. INTEREST RATE. Interest on the outstanding principal hereof from the date hereof until maturity, whether by acceleration or otherwise, or a default (as hereinafter defined), shall be payable at the rate of fourteen percent (14.00%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less (the "Applicable Rate"). In the event that the amount of interest contracted for, charged or received from Borrower or otherwise in connection with the Loan evidenced hereby exceeds the Applicable Rate, then at Lender's option, such amount shall either be applied as a credit against any then-unpaid amounts


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hereof or refunded to Borrower and the effective rate of interest will be automatically reduced to the Applicable Rate. Upon the occurrence of an event of default, this Note shall thereafter bear interest at the rate of nineteen percent (19%) per annum or the maximum rate permissible by law (which under the laws of the State of Illinois shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. In any event, interest payable hereunder shall be computed on the basis of a 360-day year and twelve 30-day months.

         3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, P.O. Box 91744, Chicago, Illinois 60693, unless another place of payment shall be specified in writing by Lender.

         4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to costs of Lender incurred in collection of this Note, if any, then to pay accrued interest, and thereafter to the outstanding principal balance hereof.

         5. PREPAYMENT. Borrower may prepay the entire balance of principal owed under this Note in whole or in part without paying any prepayment penalty and without paying a premium or interest charge on the amount of prepaid principal.

         6. SECURED NOTE. This Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower. Borrower shall not, directly or indirectly, suffer or permit to be created or to remain, and shall promptly discharge, any lien on or in the Collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement. In addition, Borrower shall not suffer any other matter whereby an interest of Lender under the Security Agreement in the Collateral or in any lien pursuant to the Security Agreement or any part of the foregoing might be impaired, except as permitted pursuant to such Security Agreement.

         7. SUBORDINATED NOTE. THIS NOTE IS EXPRESSLY SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN LENDER AND BORROWER DATED MAY 3, 1995. IN THE EVENT OF ANY CONTRADICTION OR INCONSISTENCY BETWEEN THIS NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

         8. DEFAULT. Any of the following event shall constitute a default under this Note: (a) Borrower's failure to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable, by maturity, acceleration or otherwise, or within five (5) calendar days thereafter, or (b) the occurrence of an Event of Default under the Security Agreement or the Master Lease Agreement or any other written agreement between Lender and Borrower. Upon the occurrence of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediate collectible by Lender pursuant to applicable law.

         9. WAIVER. Borrower waives, to the extent permitted by law, (a) presentment and demand for payment, notice of dishonor, protest and notice of protest and any other notice as permitted under the UCC or any applicable law;
(b) the right, if any, to the benefit of, or to direct


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the application of, any of the Collateral until all indebtedness of the
Borrower to Lender, however arising, has been paid; (c) all defenses and rights to discharge under the UCC and all other suretyship defenses or rights to discharge; (d) Borrower shall pay to Lender, when incurred, all costs of collection and enforcement or protection of Lender's security interest in the Collateral including, without limitation, reasonable attorneys' fees, costs and other expenses.

         The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law; and
(e) such other waivers as are set forth in the Security Agreement.

         10. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

         11. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on Borrower and any of its permitted assigns, and shall extend to any holder hereof. Lender may assign its rights hereunder without prior notice to Borrower.

         12. AMENDMENT. The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an authorized agent of Lender which writing expressly states that the writing constitutes an amendment, waiver or modification of this Note.

         13. WAIVER OF JURY TRIAL. Borrower and Lender acknowledge that the right to trial by jury is a constitutional one, but that it may be waived. Each party, after consulting (or having had the opportunity to consult) with counsel of their choice, knowingly and voluntarily, and for their mutual benefit, waives any right to trial by jury in the event of litigation regarding the performance of enforcement of, or in any way related to, this Note.

BORROWER:                         BIOSTAR, INC.

                                  By: /s/ Teresa W. Ayers
                                     -----------------------

                                  Printed Name: Teresa W. Ayers
                                                ---------------------

                                  Title: President/COO


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